Crowe Horwath
                                                One Mid America Plaza, Suite 700
    Crowe Horwath LLP                           Post Office Box 3697
    Member Crowe Horwath International          Oak Brook, Illinois 60522-3697
                                                Tel 630.574.7878
                                                Fax 630.574.1608
                                                www.crowehorwath.com



                                                                    Exhibit 16.1
April 15, 2009



Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Temecula Valley Bancorp Inc., dated April 15, 2009 and filed April 15, 2009, as contained in the second, third and fifth paragraphs of Item 4.01, and are in agreement with those statements.

/s/ Crowe Horwath

Crowe Horwath LLP
Oak Brook, Illinois


cc:    Mr. Neil Cleveland
       Chairman of the Board of Directors
       Temecula Valley Bancorp Inc.